Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Merchants Bancorp (the “Registrant”) for the year ending December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael F. Petrie, as Chief Executive Officer of the Registrant, and Sean A. Sievers, as Chief Financial Officer of the Registrant, each herby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

February 27, 2026	/s/Michael F. Petrie
Date	Michael F. Petrie
Chief Executive Officer

February 27, 2026	/s/Sean A. Sievers
Date	Sean A. Sievers
Chief Financial Officer

This certification accompanies the Report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.